Exhibit 15(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-208276, 333-263006 and 333-229860) of ASE Technology Holding Co., Ltd. of our report dated March 16, 2022 relating to the financial statements of Siliconware Precision Industries Co., Ltd., which appears in this Form 20-F of ASE Technology Holding Co., Ltd.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China

April 10, 2023